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Ryan Hymel, EVP and Chief Financial Officer
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Playa Hotels & Resorts N.V. Reports Third Quarter 2022 Results

Fairfax, VA, November 3, 2022 – Playa Hotels & Resorts N.V. (the “Company” or “Playa”) (NASDAQ: PLYA) today announced results of operations for the three and nine months ended September 30, 2022.
Three Months Ended September 30, 2022 Results

▪Net Loss was $2.2 million compared to a Net Loss of $12.4 million in 2021
▪Adjusted Net Income(1) was $5.9 million compared to an Adjusted Net Loss of $13.7 million in 2021
▪Net Package RevPAR increased 37.5% over 2021 to $253.17, driven by a 14.5 percentage point increase in Occupancy and a 10.5% increase in Net Package ADR
▪Comparable Net Package RevPAR increased 41.4% over 2021 to $257.08, driven by a 16.3 percentage point increase in Occupancy and an 11.2% increase in Net Package ADR
▪Owned Resort EBITDA(1) increased 40.6% versus 2021 to $57.4 million, inclusive of an estimated $2.9 million negative impact from Hurricane Fiona in the Dominican Republic
▪Owned Resort EBITDA Margin(1) increased 1.4 percentage points versus 2021 to 29.5%, inclusive of an estimated 0.8 percentage point negative impact from Hurricane Fiona in the Dominican Republic
▪Adjusted EBITDA(1) increased 41.2% versus 2021 to $44.9 million
▪Adjusted EBITDA Margin(1) increased 1.2 percentage points versus 2021 to 22.9%
▪Comparable Adjusted EBITDA(1) increased 57.6% versus 2021 to $33.6 million
▪Comparable Adjusted EBITDA Margin(1) increased 2.7 percentage points versus 2021 to 21.4%

Nine Months Ended September 30, 2022 Results

▪Net Income was $71.0 million compared to a Net Loss of $89.9 million in 2021
▪Adjusted Net Income(1) was $62.6 million compared to an Adjusted Net Loss of $74.2 million in 2021
▪Net Package RevPAR increased 89.4% over 2021 to $268.35, driven by a 26.9 percentage point increase in Occupancy and a 20.2% increase in Net Package ADR
▪Comparable Net Package RevPAR increased 83.9% over 2021 to $264.79, driven by a 25.8 percentage point increase in Occupancy and a 20.4% increase in Net Package ADR
▪Owned Resort EBITDA(1) increased 173.9% versus 2021 to $217.7 million, inclusive of an estimated $2.9 million negative impact from Hurricane Fiona in the Dominican Republic
▪Owned Resort EBITDA Margin(1) increased 12.1 percentage points versus 2021 to 35.2%, inclusive of an estimated 0.2 percentage point negative impact from Hurricane Fiona in the Dominican Republic
▪Adjusted EBITDA(1) increased 251.7% versus 2021 to $183.5 million
▪Adjusted EBITDA Margin(1) increased 14.3 percentage points versus 2021 to 29.4%
▪Comparable Adjusted EBITDA(1) increased 307.1% versus 2021 to $131.3 million
▪Comparable Adjusted EBITDA Margin(1) increased 15.1 percentage points versus 2021 to 27.1%

(1)    See “Definitions of Non-U.S. GAAP Measures and Operating Statistics” for a description of how we compute Adjusted Net Income/(Loss), Owned Resort EBITDA, Owned Resort EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Comparable Adjusted EBITDA, Comparable Adjusted EBITDA Margin and other non-GAAP financial figures included in this press release, as well as reconciliations of such non-GAAP financial figures to the most directly comparable financial measures calculated in accordance with GAAP.

"We continued to execute on our strategic objectives during the third quarter despite the uncertain macroeconomic backdrop, above-average inflation and hurricane-related disruption in the Dominican Republic. Our business momentum was broad-based as we successfully lapped last year’s record ADR and Owned Resort EBITDA Margins.

The underlying performance in the quarter and our current strength in booking demand give us a continued sense of optimism as we approach our high season. Demand has remained strong across our portfolio, and as of mid-October, our revenue on the books for the first quarter of 2023 is up nearly 40% year-over-year for our Playa owned and managed resorts, with increased ADRs driving nearly one-third of the gains.

In the Dominican Republic, repair work is going well and we are on track to have the resorts open for business in time for the important high season. Our team’s efforts in the aftermath of the storm have been exceptional in the face of severe adversity. Our guest support has also been phenomenal, as we have seen steady demand and have had no major MICE group cancellations for 2023."

– Bruce D. Wardinski, Chairman and CEO of Playa Hotels & Resorts

Financial and Operating Results

The following tables set forth information with respect to the operating results of our total portfolio and comparable portfolio for the three and nine months ended September 30, 2022 and 2021 ($ in thousands):
Total Portfolio

	Three Months Ended September 30,				Nine Months Ended September 30,
	2022	2021	Change		2022	2021	Change
Occupancy	73.8%	59.3%	14.5	pts	73.7%	46.8%	26.9	pts
Net Package ADR	$343.28	$310.65	10.5%		$363.88	$302.83	20.2%
Net Package RevPAR	$253.17	$184.19	37.5%		$268.35	$141.66	89.4%
Total Net Revenue (1)	$196,346	$146,392	34.1%		$623,660	$346,112	80.2%
Owned Net Revenue (2)	$194,844	$145,487	33.9%		$618,596	$343,917	79.9%
Owned Resort EBITDA	$57,410	$40,846	40.6%		$217,720	$79,489	173.9%
Owned Resort EBITDA Margin	29.5%	28.1%	1.4	pts	35.2%	23.1%	12.1	pts
Other corporate (3)	$13,322	$9,749	36.6%		$37,385	$28,778	29.9%
Management Fee Revenue	$786	$673	16.8%		$3,186	$1,469	116.9%
Adjusted EBITDA	$44,874	$31,770	41.2%		$183,521	$52,180	251.7%
Adjusted EBITDA Margin	22.9%	21.7%	1.2	pts	29.4%	15.1%	14.3	pts
Comparable Portfolio (4)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2022	2021	Change		2022	2021	Change
Occupancy	76.6%	60.3%	16.3	pts	74.6%	48.8%	25.8	pts
Net Package ADR	$335.48	$301.60	11.2%		$354.99	$294.95	20.4%
Net Package RevPAR	$257.08	$181.80	41.4%		$264.79	$144.02	83.9%
Total Net Revenue (1)	$156,627	$113,891	37.5%		$484,653	$268,941	80.2%
Owned Net Revenue (2)	$155,125	$112,986	37.3%		$479,589	$266,746	79.8%
Owned Resort EBITDA	$46,106	$30,375	51.8%		$165,462	$59,553	177.8%
Owned Resort EBITDA Margin	29.7%	26.9%	2.8	pts	34.5%	22.3%	12.2	pts
Other corporate (3)	$13,322	$9,749	36.6%		$37,385	$28,778	29.9%
Management Fee Revenue	$786	$673	16.8%		$3,186	$1,469	116.9%
Adjusted EBITDA	$33,570	$21,299	57.6%		$131,263	$32,244	307.1%
Adjusted EBITDA Margin	21.4%	18.7%	2.7	pts	27.1%	12.0%	15.1	pts

(1)Total Net Revenue represents revenue from the sale of all-inclusive packages, which include room accommodations, food and beverage services and entertainment activities, net of compulsory tips paid to employees, as well as revenue from other goods, services and amenities not included in the all-inclusive package. Government mandated compulsory tips in the Dominican Republic are not included in this adjustment as they are already excluded from revenue in accordance with U.S. GAAP. A description of how we compute Total Net Revenue and a reconciliation of Total Net Revenue to total revenue can be found in the section “Definitions of Non-U.S. GAAP Measures and Operating Statistics” below. Total Net Revenue also includes all Management Fee Revenue.
(2)Owned Net Revenue excludes Management Fee Revenue and other corporate revenue.
(3)Other corporate includes revenue generated by The Playa Collection of $0.6 million and $1.3 million for the three and nine months ended September 30, 2022, respectively, which represents licensing, marketing and other support fees.
(4)For the three months ended September 30, 2022, the comparable portfolio excludes Hilton La Romana All-Inclusive Resort and Hyatt Ziva and Hyatt Zilara Cap Cana which were closed the last twelve days of the third quarter to expedite repair work as a result of Hurricane Fiona. For the nine months ended September 30, 2022, the comparable portfolio excludes the Dreams Puerto Aventuras, which was sold in February 2021, Capri Resort which was sold in June 2021, and Hilton La Romana All-Inclusive Resort and Hyatt Ziva and Hyatt Zilara Cap Cana which were closed the last twelve days of the third quarter to expedite repair work as a result of Hurricane Fiona.

Balance Sheet

As of September 30, 2022, we held $371.7 million in cash and cash equivalents, with no restricted cash balance. Total interest-bearing debt was $1,112.7 million, comprised of our Senior Secured Term Loan due 2024 and Property Loan due 2025. Effective March 29, 2018, we entered into two interest rate swaps to fix LIBOR at 2.85% on $800.0 million of our variable rate Term Loan. As of September 30, 2022, there was no balance outstanding on our $68.0 million Revolving Credit Facility.
Earnings Call

The Company will host a conference call to discuss its third quarter results on Friday, November 4, 2022 at 10:00 a.m. (Eastern Daylight Time). The conference call can be accessed by dialing (888) 317-6003 for domestic participants and (412) 317-6061 for international participants. The conference ID number is 5047898. Additionally, interested parties may listen to a taped replay of the entire conference call commencing two hours after the call’s completion on Friday, November 4, 2022. This replay will run through Friday, November 11, 2022. The access number for a taped replay of the conference call is (877) 344-7529 or (412) 317-0088 using the following conference ID number: 7575705. There will also be a webcast of the conference call accessible on the Company’s investor relations website at www.investors.playaresorts.com.
About the Company

Playa is a leading owner, operator and developer of all-inclusive resorts in prime beachfront locations in popular vacation destinations in Mexico and the Caribbean. As of September 30, 2022, Playa owned and/or managed a total portfolio consisting of 25 resorts (9,352 rooms) located in Mexico, Jamaica, and the Dominican Republic. In Mexico, Playa owns and manages Hyatt Zilara Cancún, Hyatt Ziva Cancún, Wyndham Alltra Cancún, Wyndham Alltra Playa del Carmen, Hilton Playa del Carmen All-Inclusive Resort, Hyatt Ziva Puerto Vallarta and Hyatt Ziva Los Cabos. In Jamaica, Playa owns and manages Hyatt Zilara Rose Hall, Hyatt Ziva Rose Hall, Hilton Rose Hall Resort & Spa, Jewel Grande Montego Bay Resort & Spa and Jewel Paradise Cove Beach Resort & Spa. In the Dominican Republic, Playa owns and manages the Hilton La Romana All-Inclusive Family Resort, the Hilton La Romana All-Inclusive Adult Resort, Hyatt Zilara Cap Cana and Hyatt Ziva Cap Cana. Playa owns two resorts in the Dominican Republic that are managed by a third-party and manages eight resorts on behalf of third-party owners, one of which is currently closed for renovations but expected to open in late 2022. Playa's strategy is to leverage its globally recognized brand partnerships and proprietary in-house direct booking capabilities to capitalize on the growing popularity of the all-inclusive resort model and reach first-time all-inclusive consumers in a cost-effective manner. We believe that this strategy should position us to generate attractive returns for our shareholders, build lasting relationships with our guests, and enhance the lives of our associates and the communities in which we operate.
Forward-Looking Statements

This press release contains ‘‘forward-looking statements,’’ as defined by federal securities laws. Forward-looking statements reflect our current expectations and projections about future events at the time, and thus involve uncertainty and risk. The words “believe,” “expect,” “anticipate,” “will,” “could,” “would,” “should,” “may,” “plan,” “estimate,” “intend,” “predict,” “potential,” “continue,” and the negatives of these words and other similar expressions generally identify forward looking statements. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in Playa's Annual Report on Form 10-K, filed with the SEC on February 24, 2022, as updated by Playa's Quarterly Report on Form 10-Q, filed with the SEC on August 4, 2022, and as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in Playa’s filings with the SEC. Currently, some of the most significant factors that could cause actual outcomes to differ materially from our forward-looking statements are the adverse effects of the current COVID-19 pandemic on our financial condition, liquidity, results of operations and prospects, reductions in service by the airlines that service the locations where we own resorts or other airline service/capacity issues, the short and longer-term demand for travel, the global economy and the local economies where we own resorts and the financial markets. The extent to which the COVID-19 pandemic will continue to impact us and consumer behavior will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, continuing resurgences of the pandemic, government actions taken to contain the pandemic or mitigate its impact, and the effectiveness and distribution of vaccines and treatment therapies. Our business and profitability may also be adversely impacted to the extent high inflation and interest rates adversely affect macroeconomic conditions. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this press release, except as required by applicable law. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to us (or to third parties making the forward-looking statements).

Definitions of Non-U.S. GAAP Measures and Operating Statistics

Occupancy
“Occupancy” represents the total number of rooms sold for a period divided by the total number of rooms available during such period. The total number of rooms available excludes any rooms considered “Out of Order” due to renovation or a temporary problem rendering them inadequate for occupancy for an extended period of time. Occupancy is a useful measure of the utilization of a resort’s total available capacity and can be used to gauge demand at a specific resort or group of properties during a given period. Occupancy levels also enable us to optimize Net Package ADR by increasing or decreasing the stated rate for our all-inclusive packages as demand for a resort increases or decreases.
Net Package Average Daily Rate (“Net Package ADR”)
“Net Package ADR” represents total Net Package Revenue for a period divided by the total number of rooms sold during such period. Net Package ADR trends and patterns provide useful information concerning the pricing environment and the nature of the guest base of our portfolio or comparable portfolio, as applicable. Net Package ADR is a commonly used performance measure in the all-inclusive segment of the lodging industry and is commonly used to assess the stated rates that guests are willing to pay through various distribution channels.
Net Package Revenue per Available Room (“Net Package RevPAR”)
“Net Package RevPAR” is the product of Net Package ADR and the average daily occupancy percentage. Net Package RevPAR does not reflect the impact of non-package revenue. Although Net Package RevPAR does not include this additional revenue, it generally is considered the key performance measure in the all-inclusive segment of the lodging industry to identify trend information with respect to net room revenue produced by our portfolio or comparable portfolio, as applicable, and to evaluate operating performance on a consolidated basis or a regional basis, as applicable.
Net Package Revenue, Net Non-package Revenue, Owned Net Revenue, Management Fee Revenue, Cost Reimbursements and Total Net Revenue
“Net Package Revenue” is derived from the sale of all-inclusive packages, which include room accommodations, food and beverage services and entertainment activities, net of compulsory tips paid to employees. Government mandated compulsory tips in the Dominican Republic are not included in this adjustment, as they are already excluded from revenue. Revenue is recognized, net of discounts and rebates, when the rooms are occupied and/or the relevant services have been rendered. Advance deposits received from guests are deferred and included in trade and other payables until the rooms are occupied and/or the relevant services have been rendered, at which point the revenue is recognized.
“Net Non-package Revenue” represents all other revenues earned from the operations of our resorts, other than Net Package Revenue, net of compulsory tips paid to employees. Government mandated compulsory tips in the Dominican Republic are not included in this adjustment, as they are already excluded from revenue. Net Non-package Revenue includes revenue associated with guests' purchases of upgrades, premium services and amenities, such as premium rooms, dining experiences, wines and spirits and spa packages, which are not included in the all-inclusive package. Revenue not included in a guest’s all-inclusive package is recognized when the goods are consumed.
“Owned Net Revenue” represents Net Package Revenue and Net Non-package Revenue. Owned Net Revenue represents a key indicator to assess the overall performance of our business and analyze trends, such as consumer demand, brand preference and competition. In analyzing our Owned Net Revenues, our management differentiates between Net Package Revenue and Net Non-package Revenue. Guests at our resorts purchase packages at stated rates, which include room accommodations, food and beverage services and entertainment activities, in contrast to other lodging business models, which typically only include the room accommodations in the stated rate. The amenities at all-inclusive resorts typically include a variety of buffet and á la carte restaurants, bars, activities, and shows and entertainment throughout the day.
“Management Fee Revenue” is derived from fees earned for managing resorts owned by third parties. The fees earned are typically composed of a base fee, which is computed as a percentage of revenue, and an incentive fee, which is computed as a percentage of profitability.
“Total Net Revenue” represents Net Package Revenue, Net Non-package Revenue and Management Fee Revenue. “Cost Reimbursements” is excluded from Total Net Revenue as it is not considered a key indicator of financial and operating performance. Cost Reimbursements is derived from the reimbursement of certain costs incurred by Playa on behalf of resorts managed by Playa and owned by third parties. This revenue is fully offset by reimbursable costs and has no net impact on operating income (loss) or net (loss) income.
The following table shows a reconciliation of Net Package Revenue, Net Non-package Revenue, Management Fee Revenue and Total Net Revenue to total revenue for the three and nine months ended September 30, 2022 and 2021 ($ in thousands):
Total Portfolio

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net Package Revenue
Comparable Net Package Revenue	$132,447	$93,665	$404,816	$220,182
Non-comparable Net Package Revenue	33,483	27,052	117,081	64,232
Net Package Revenue	165,930	120,717	521,897	284,414

Net Non-package Revenue
Comparable Net Non-package Revenue	23,394	19,553	76,651	47,290
Non-comparable Net Non-package Revenue	6,236	5,449	21,926	12,939
Net Non-package Revenue	29,630	25,002	98,577	60,229

Management Fee Revenue
Comparable Management Fee Revenue	786	673	3,186	1,469
Non-comparable Management Fee Revenue	—	—	—	—
Management Fee Revenue	786	673	3,186	1,469

Total Net Revenue
Comparable Total Net Revenue	156,627	113,891	484,653	268,941
Non-comparable Total Net Revenue	39,719	32,501	139,007	77,171
Total Net Revenue	196,346	146,392	623,660	346,112
Compulsory tips	5,440	3,823	14,935	9,170
Cost Reimbursements	2,836	1,072	6,868	2,554
Total revenue	$204,622	$151,287	$645,463	$357,836

EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Owned Resort EBITDA, and Owned Resort EBITDA Margin
We define EBITDA, a non-U.S. GAAP financial measure, as net income or loss, determined in accordance with U.S. GAAP, for the period presented, before interest expense, income tax and depreciation and amortization expense. EBITDA and Adjusted EBITDA (as defined below) include corporate expenses, which are overhead costs that are essential to support the operation of the Company, including the operations and development of our resorts. We define Adjusted EBITDA, a non-U.S. GAAP financial measure, as EBITDA further adjusted to exclude the following items:
•Other income or expense
•Pre-opening expense
•Transaction expenses
•Severance expense
•Other tax expense
•Gain on property damage insurance proceeds
•Share-based compensation
•Loss on extinguishment of debt
•Other items, which may include but are not limited to the following: contract termination fees; gains or losses from legal settlements; repairs from hurricanes and tropical storms and impairment losses.
We include the non-service cost components of net periodic pension cost or benefit recorded within other income or expense in the Condensed Consolidated Statements of Operations in calculating Adjusted EBITDA as they are considered part of our ongoing resort operations.
“Adjusted EBITDA Margin” represents Adjusted EBITDA as a percentage of Total Net Revenue.
“Owned Resort EBITDA” represents Adjusted EBITDA before corporate expenses and Management Fee Revenue.
“Owned Resort EBITDA Margin” represents Owned Resort EBITDA as a percentage of Owned Net Revenue.
Adjusted Net Income (Loss)
“Adjusted Net Income (Loss)” represents net income or loss attributable to Playa, determined in accordance with U.S. GAAP, excluding special items which are not reflective of our core operating performance, such as one-time expenses related to transaction expenses.
Usefulness and Limitation of Non-U.S. GAAP Measures
We believe that each of Net Package Revenue, Net Non-package Revenue, Owned Net Revenue, Total Net Revenue, Net Package ADR, Net Package RevPAR and Net Direct Expenses are useful to investors as they reflect our operating results by excluding compulsory tips. These tips have a margin of zero and do not represent our operating results.
We also believe that Adjusted EBITDA is useful to investors for two principal reasons. First, we believe Adjusted EBITDA assists investors in comparing our performance over various reporting periods on a consistent basis by removing from our operating results the impact of items that do not reflect our core operating performance. For example, changes in foreign exchange rates (which are the principal driver of changes in other income or expense), and expenses related to capital raising, strategic initiatives and other corporate initiatives, such as expansion into new markets (which are the principal drivers of changes in transaction expenses), are not indicative of the operating performance of our resorts. The other adjustments included in our definition of Adjusted EBITDA relate to items that occur infrequently and therefore would obstruct the comparability of our operating results over reporting periods. For example, revenue from insurance policies, other than business interruption insurance policies, is infrequent in nature, and we believe excluding these expense and revenue items permits investors to better evaluate the core operating performance of our resorts over time. We believe Adjusted EBITDA Margin provides our investors a useful measurement of operating profitability for the same reasons we find Adjusted EBITDA useful.
The second principal reason that we believe Adjusted EBITDA is useful to investors is that it is considered a key performance indicator by our board of directors (our “Board”) and management. In addition, the compensation committee of our Board determines a portion of the annual variable compensation for certain members of our management based, in part, on consolidated Adjusted EBITDA. We believe that Adjusted EBITDA is useful to investors because it provides investors with information utilized by our Board and management to assess our performance and may (subject to the limitations described below) enable investors to compare the performance of our portfolio to our competitors.
We believe that Owned Resort EBITDA and Owned Resort EBITDA Margin are useful to investors as they allow investors to measure resort-level performance and profitability by excluding expenses not directly tied to our resorts, such as corporate expenses, and excluding ancillary revenues not derived from our resorts, such as management fee revenue. We believe Owned Resort EBITDA is also helpful to investors that use it in estimating the value of our resort portfolio. Management uses these measures to monitor property-level performance and profitability.
A reconciliation of EBITDA, Adjusted EBITDA and Owned Resort EBITDA to net income or loss as computed under U.S. GAAP is presented below.
Adjusted Net (Loss) Income is non-GAAP performance measure that provides meaningful comparisons of ongoing operating results, by removing from net income or loss the impact of items that do not reflect our normalized operations. A reconciliation of net income or loss as computed under U.S. GAAP to Adjusted Net Income (Loss) is presented below.
Our non-U.S. GAAP financial measures are not substitutes for revenue, net income or any other measure determined in accordance with U.S. GAAP. There are limitations to the utility of non-U.S. GAAP financial measures, such as Adjusted EBITDA. For example, other companies in our industry may define Adjusted EBITDA differently than we do. As a result, it may be difficult to use Adjusted EBITDA or similarly named non-U.S. GAAP financial measures that other companies publish to compare the performance of those companies to our performance. Because of these limitations, our non-U.S. GAAP financial measures should not be considered as a measure of the income or loss generated by our business or discretionary cash available for investment in our business, and investors should carefully consider our U.S. GAAP results presented.
Comparable Non-U.S. GAAP Measures
We believe that presenting Adjusted EBITDA, Owned Resort EBITDA, Total Net Revenue, Net Package Revenue and Net Non-package Revenue on a comparable basis is useful to investors because these measures include only the results of resorts owned and in operation for the entirety of the periods presented and thereby eliminate disparities in results due to the acquisition or disposition of resorts or the impact of resort closures or re-openings in connection with redevelopment or renovation projects. As a result, we believe these measures provide more consistent metrics for comparing the performance of our operating resorts. We calculate Comparable Adjusted EBITDA, Comparable Owned Resort EBITDA, Comparable Total Net Revenue, Comparable Net Package Revenue and Comparable Net Non-package Revenue as the total amount of each respective measure less amounts attributable to non-comparable resorts, by which we mean resorts that were not owned or in operation during some or all of the relevant reporting period.

Our comparable portfolio for the three months ended September 30, 2022 excludes the Hilton La Romana All-Inclusive Resort and Hyatt Ziva and Hyatt Zilara Cap Cana which were closed the last twelve days of the third quarter to expedite necessary clean up and repair work as a result of Hurricane Fiona. Our comparable portfolio for the nine months ended September 30, 2022 excludes the Dreams Puerto Aventuras, which was sold in February 2021, Capri Resort, which was sold in June 2021, and Hilton La Romana All-Inclusive Resort and Hyatt Ziva and Hyatt Zilara Cap Cana which were closed the last twelve days of the third quarter 2022 to expedite necessary clean up and repair work as a result of Hurricane Fiona.
A reconciliation of net income or loss as computed under U.S. GAAP to comparable Adjusted EBITDA is presented below. For a reconciliation of Comparable Net Package Revenue, Comparable Net Non-package Revenue, Comparable Management Fee Revenue and Comparable Total Net Revenue to total revenue as computed under U.S. GAAP, see “Net Package Revenue, Net Non-package Revenue, Owned Net Revenue, Management Fee Revenue, Cost Reimbursements and Total Net Revenue” in this section.

Playa Hotels & Resorts N.V.
Reconciliation of Net Income to EBITDA, Adjusted EBITDA and Owned Resort EBITDA
($ in thousands)

The following is a reconciliation of our U.S. GAAP net (loss) income to EBITDA, Adjusted EBITDA, Owned Resort EBITDA and Comparable Owned Resort EBITDA for the three and nine months ended September 30, 2022 and 2021 ($ in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net (loss) income	$(2,229)	$(12,371)	$71,043	$(89,884)
Interest expense	17,832	19,047	39,892	56,164
Income tax provision (benefit)	268	1,360	3,168	(13,043)
Depreciation and amortization	19,502	19,927	58,630	60,827
EBITDA	35,373	27,963	172,733	14,064
Other (income) expense (a)	(2,608)	(587)	(7,850)	747
Share-based compensation	2,777	3,270	9,043	9,899
Transaction expense (b)	582	210	1,384	928
Severance expense	—	—	—	1,287
Other tax expense (c)	—	67	—	228
Contract termination fees	—	400	—	400
Impairment loss	—	—	—	24,011
Loss (gain) on sale of assets	2	(4)	11	644
Repairs from hurricanes and tropical storms (d)	8,850	435	8,850	435
Non-service cost components of net periodic (cost) benefit	(102)	16	(650)	(463)
Adjusted EBITDA	44,874	31,770	183,521	52,180
Other corporate (e)(f)	13,322	9,749	37,385	28,778
Management fee income	(786)	(673)	(3,186)	(1,469)
Owned Resort EBITDA	57,410	40,846	217,720	79,489
Less: Non-comparable Owned Resort EBITDA	11,304	10,471	52,258	19,936
Comparable Owned Resort EBITDA (g)	$46,106	$30,375	$165,462	$59,553

(a)    Represents changes in foreign exchange and other miscellaneous expenses or income.
(b)    Represents expenses incurred in connection with corporate initiatives, such as: system implementations, debt refinancing costs; other capital raising efforts; and strategic initiatives, such as the launch of a new resort or possible expansion into new markets.
(c)    Relates primarily to a Dominican Republic asset tax, which is an alternative tax to income tax in the Dominican Republic. We eliminate this expense from Adjusted EBITDA because it is substantially similar to the income tax provision or benefit we eliminate from EBITDA.
(d)    For the three and nine months ended September 30, 2022, represents expected repair and clean-up expenses and write offs of property and equipment and inventory related to Hurricane Fiona, which are not expected to be offset by property damage insurance proceeds.
(e)    For the three months ended September 30, 2022 and 2021, represents corporate salaries and benefits of $8.8 million for 2022 and $6.2 million for 2021, professional fees of $2.5 million for 2022 and $1.8 million for 2021, corporate rent and insurance of $1.0 million for 2022 and $1.0 million for 2021, and corporate travel, software licenses, board fees and other miscellaneous corporate expenses of $1.4 million for 2022 and $0.7 million for 2021, and includes $0.6 million of revenue generated by The Playa Collection in 2022.
(f)    For the nine months ended September 30, 2022 and 2021, represents corporate salaries and benefits of $25.9 million for 2022 and $19.2 million for 2021, professional fees of $6.7 million for 2022 and $5.4 million for 2021, corporate rent and insurance of $3.0 million for 2022 and $2.6 million for 2021, and corporate travel, software licenses, board fees and other miscellaneous corporate expenses of $2.5 million for 2022 and $1.6 million for 2021, and includes $1.3 million of revenue generated by The Playa Collection in 2022.
(g)    Comparable resorts for the three months ended September 30, 2022 exclude the Hilton La Romana All-Inclusive Resort and Hyatt Ziva and Hyatt Zilara Cap Cana, which were closed the last twelve days of the third quarter to expedite necessary clean up and repair work as a result of Hurricane Fiona. Comparable resorts for the nine months ended September 30, 2022 exclude the Hilton La Romana All-Inclusive Resort and Hyatt Ziva and Hyatt Zilara Cap Cana as well as the Dreams Puerto Aventuras, which was sold in February 2021, and Capri Resort, which was sold in June 2021.

Playa Hotels & Resorts N.V.
Reconciliation of Net Income to Adjusted Net Income
($ in thousands)

The following table reconciles our net income (loss) to Adjusted Net Income (Loss) for the three and nine months ended September 30, 2022 and 2021 ($ in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net (loss) income	$(2,229)	$(12,371)	$71,043	$(89,884)
Reconciling items
Transaction expense	582	210	1,384	928
Change in fair value of interest rate swaps (a)	(1,284)	(1,828)	(18,677)	(6,425)
Repairs from hurricanes and tropical storms	8,850	435	8,850	435
Impairment loss	—	—	—	24,011
Severance expense	—	—	—	1,287
Total reconciling items before tax	8,148	(1,183)	(8,443)	20,236
Income tax provision for reconciling items	—	(164)	—	(4,582)
Total reconciling items after tax	8,148	(1,347)	(8,443)	15,654
Adjusted net income (loss)	$5,919	$(13,718)	$62,600	$(74,230)

(a)    Represents the change in fair value, excluding interest paid and accrued, of our interest rate swaps recognized as interest expense in our Condensed Consolidated Statements of Operations.
The following table presents the impact of Adjusted Net Income (Loss) on our diluted earnings or loss per share for the three and nine months ended September 30, 2022 and 2021 ($ in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Adjusted net income (loss)	$5,919	$(13,718)	$62,600	$(74,230)

(Loss) earnings per share - Diluted	$(0.01)	$(0.08)	$0.43	$(0.55)
Total reconciling items impact per diluted share	0.05	(0.01)	(0.05)	0.10
Adjusted earnings (loss) per share - Diluted	$0.04	$(0.09)	$0.38	$(0.45)

Playa Hotels & Resorts N.V.
Condensed Consolidated Balance Sheet
($ in thousands, except share data)
(unaudited)

	As of September 30,	As of December 31,
	2022	2021
ASSETS
Cash and cash equivalents	$371,688	$270,088
Restricted cash	—	23,489
Trade and other receivables, net	47,792	45,442
Insurance recoverable	41,315	—
Accounts receivable from related parties	5,164	7,981
Inventories	19,007	18,076
Prepayments and other assets	43,209	38,640
Property and equipment, net	1,547,595	1,584,574
Derivative financial instruments	4,979	—
Goodwill, net	61,654	61,654
Other intangible assets	6,843	7,632
Total assets	$2,149,246	$2,057,576
LIABILITIES AND SHAREHOLDERS' EQUITY
Trade and other payables	$217,911	$160,222
Payables to related parties	5,417	5,050
Income tax payable	345	828
Debt	913,111	944,847
Related party debt	196,569	194,472
Derivative financial instruments	—	22,543
Other liabilities	30,471	29,882
Deferred tax liabilities	71,692	68,898
Total liabilities	$1,435,516	$1,426,742
Commitments and contingencies
Shareholders' equity
Ordinary shares (par value €0.10; 500,000,000 shares authorized, 168,240,253 shares issued and 165,058,318 shares outstanding as of September 30, 2022 and 166,646,284 shares issued and 164,438,280 shares outstanding as of December 31, 2021)	18,696	18,518
Treasury shares (at cost, 3,181,935 shares as of September 30, 2022 and 2,208,004 shares as of December 31, 2021)	(22,470)	(16,697)
Paid-in capital	1,186,245	1,177,380
Accumulated other comprehensive loss	(10,088)	(18,671)
Accumulated deficit	(458,653)	(529,696)
Total shareholders' equity	713,730	630,834
Total liabilities and shareholders' equity	$2,149,246	$2,057,576

Playa Hotels & Resorts N.V.
Condensed Consolidated Statements of Operations
($ in thousands, except share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue
Package	$171,126	$124,331	$535,917	$293,005
Non-package	29,874	25,211	99,492	60,808
Management fees	786	673	3,186	1,469
Cost reimbursements	2,836	1,072	6,868	2,554
Total revenue	204,622	151,287	645,463	357,836
Direct and selling, general and administrative expenses
Direct	117,333	90,788	343,298	230,543
Selling, general and administrative	51,686	32,055	130,403	85,273
Depreciation and amortization	19,502	19,927	58,630	60,827
Reimbursed costs	2,836	1,072	6,868	2,554
Impairment loss	—	—	—	24,011
Loss (gain) on sale of assets	2	(4)	11	644
Direct and selling, general and administrative expenses	191,359	143,838	539,210	403,852
Operating income (loss)	13,263	7,449	106,253	(46,016)
Interest expense	(17,832)	(19,047)	(39,892)	(56,164)
Other income (expense)	2,608	587	7,850	(747)
Net (loss) income before tax	(1,961)	(11,011)	74,211	(102,927)
Income tax (provision) benefit	(268)	(1,360)	(3,168)	13,043
Net (loss) income	$(2,229)	$(12,371)	$71,043	$(89,884)

Earnings (loss) per share
Basic	$(0.01)	$(0.08)	$0.43	$(0.55)
Diluted	$(0.01)	$(0.08)	$0.43	$(0.55)
Weighted average number of shares outstanding during the period - Basic	165,979,839	164,218,262	165,873,539	163,067,561
Weighted average number of shares outstanding during the period - Diluted	165,979,839	164,218,262	167,124,242	163,067,561

Playa Hotels & Resorts N.V.
Consolidated Debt Summary - As of September 30, 2022
($ in millions)

	Maturity			Applicable Rate	LTM Interest (5)
Debt	Date	# of Years	Balance
Revolving credit facility ($68.0 million) (1)	Jan-24	1.3	$—	—%	$0.4
Term loan (2)	Apr-24	1.6	909.4	5.60%	54.8
Term loan (Additional $93.3 million) (3)	Apr-24	1.6	93.3	9.70%	8.9
Property loan	Jul-25	2.8	110.0	9.25%	10.3
Total debt (4)			$1,112.7	6.30%	$74.4
Less: cash and cash equivalents			(371.7)
Net debt			$741.0

(1)As of September 30, 2022, the total available borrowing capacity under our Revolving Credit Facility was $68.0 million. The interest rate on any outstanding balances of our $68.0 million Revolving Credit Facility is L+400 bps with no LIBOR floor. As of September 30, 2022, the commitment fee on undrawn balances of our Revolving Credit Facility was 0.5%.
(2)The interest rate on our Term Loan is L+275 bps with a LIBOR floor of 1.0%. The interest rate on our Term Loan was 5.60% as of September 30, 2022, which includes the LIBOR rate that was locked in September for the one-month period. Effective March 29, 2018, we entered into two interest rate swaps to mitigate the long-term interest rate risk inherent in our variable rate Term Loan. The interest rate swaps have an aggregate fixed notional value of $800.0 million. The fixed rate paid by us is 2.85% and the variable rate received resets monthly to the one-month LIBOR rate.
(3)Effective June 12, 2020, we entered into $94.0 million of additional senior secured credit facility term loans. On July 27, 2021, we repaid $0.7 million of the principal balance. The remaining $93.3 million is broken into three tranches: $35.0 million term loan at a fixed rate of 11.4777%, $31.0 million term loan at a fixed rate of 11.4777%, and $27.3 million term loan at our option of either a base rate plus a margin of 2.00% or LIBOR plus 3.00% with a LIBOR floor of 1.0%. The weighted average interest rate is 9.90%.
(4)Excludes $3.2 million of unamortized discounts, $5.6 million of unamortized deferred financing costs, and a $5.8 million financing lease obligation as of September 30, 2022.
(5)Represents last twelve months' interest expense and commitment fee. The amortization of deferred financing costs and discounts is excluded.

Playa Hotels & Resorts N.V.
Reportable Segment Operating Statistics - Three Months Ended September 30, 2022 and 2021

		Occupancy				Net Package ADR			Net Package RevPAR			Owned Net Revenue			Owned Resort EBITDA			Owned Resort EBITDA Margin
Total Portfolio	Rooms	2022	2021	Pts Change		2022	2021	% Change	2022	2021	% Change	2022	2021	% Change	2022	2021	% Change	2022	2021	Pts Change
Yucatán Peninsula	2,126	77.0%	64.7%	12.3	pts	$376.40	$336.35	11.9%	$289.87	$217.75	33.1%	$65,594	$51,209	28.1%	$21,617	$17,518	23.4%	33.0%	34.2%	(1.2)	pts
Pacific Coast	926	72.3%	60.5%	11.8	pts	$439.41	$372.39	18.0%	$317.58	$225.43	40.9%	30,301	21,982	37.8%	10,512	6,429	63.5%	34.7%	29.2%	5.5	pts
Dominican Republic	2,644	70.7%	55.4%	15.3	pts	$266.96	$260.61	2.4%	$188.75	$144.26	30.8%	55,190	42,794	29.0%	14,014	11,267	24.4%	25.4%	26.3%	(0.9)	pts
Jamaica	1,428	75.5%	57.7%	17.8	pts	$365.65	$314.62	16.2%	$276.05	$181.39	52.2%	43,759	29,502	48.3%	11,267	5,632	100.1%	25.7%	19.1%	6.6	pts
Total Portfolio	7,124	73.8%	59.3%	14.5	pts	$343.28	$310.65	10.5%	$253.17	$184.19	37.5%	$194,844	$145,487	33.9%	$57,410	$40,846	40.6%	29.5%	28.1%	1.4	pts

		Occupancy				Net Package ADR			Net Package RevPAR			Owned Net Revenue			Owned Resort EBITDA			Owned Resort EBITDA Margin
Comparable Portfolio	Rooms	2022	2021	Pts Change		2022	2021	% Change	2022	2021	% Change	2022	2021	% Change	2022	2021	% Change	2022	2021	Pts Change
Yucatán Peninsula	2,126	77.0%	64.7%	12.3	pts	$376.40	$336.35	11.9%	$289.87	$217.75	33.1%	$65,594	$51,209	28.1%	$21,617	$17,518	23.4%	33.0%	34.2%	(1.2)	pts
Pacific Coast	926	72.3%	60.5%	11.8	pts	$439.41	$372.39	18.0%	$317.58	$225.43	40.9%	30,301	21,982	37.8%	10,512	6,429	63.5%	34.7%	29.2%	5.5	pts
Dominican Republic	1,120	81.0%	54.9%	26.1	pts	$149.00	$142.01	4.9%	$120.63	$78.03	54.6%	15,471	10,293	50.3%	2,710	796	240.5%	17.5%	7.7%	9.8	pts
Jamaica	1,428	75.5%	57.7%	17.8	pts	$365.65	$314.62	16.2%	$276.05	$181.39	52.2%	43,759	29,502	48.3%	11,267	5,632	100.1%	25.7%	19.1%	6.6	pts
Total Comparable Portfolio	5,600	76.6%	60.3%	16.3	pts	$335.48	$301.60	11.2%	$257.08	$181.80	41.4%	$155,125	$112,986	37.3%	$46,106	$30,375	51.8%	29.7%	26.9%	2.8	pts

Highlights

Yucatán Peninsula
•Owned Net Revenue for the three months ended September 30, 2022 increased $14.4 million, or 28.1%, compared to the three months ended September 30, 2021. The increase was due to the following:
•Occupancy rate increasing 12.3 percentage points compared to the three months ended September 30, 2021, driven by an increase in demand from guests sourced across all our major geographies;
•an 11.9% increase in Net Package ADR as a result of the ongoing leisure travel recovery and pricing discipline to coincide with investments in guest satisfaction at our resorts;
•continued strength in Net Non-package Revenue driven by improvements in our product offering across our resorts; and
•an incremental $9.55 favorable Net Package ADR impact compared to the three months ended September 30, 2021 as a result of the change in billing methodology of an online travel agency (“OTA”), which requires Playa to present this revenue gross of commissions under U.S. GAAP. Excluding this adjustment, Net Package ADR would have been $366.85.
Compared to the same period in 2019, for our current comparable portfolio of resorts in the Yucatán, which excludes the Dreams Puerto Aventuras and Capri Resort, Comparable Net Package ADR for the three months ended September 30, 2022 increased by $133.33, or 54.8%. Excluding the aforementioned adjustment for the OTA billing methodology, the increase would have been $107.80, or 44.3%.
•Owned Resort EBITDA for the three months ended September 30, 2022 increased $4.1 million, or 23.4%, compared to the three months ended September 30, 2021. The increase was a result of the on-going revenue recovery, particularly the strong Net Package ADR increases and cost control practices which partially offset occupancy-related increases in resort operating expenses, including higher food costs, compared to the three months ended September 30, 2021.

Compared to the same period in 2019, for our current comparable portfolio of resorts in the Yucatán, which excludes the Dreams Puerto Aventuras and Capri Resort, Owned Resort EBITDA for the three months ended September 30, 2022 increased by $9.1 million, or 73.0%.
•Owned Resort EBITDA Margin for the three months ended September 30, 2022 decreased 1.2 percentage points to 33.0% compared to the three months ended September 30, 2021.
Compared to the same period in 2019, for our current comparable portfolio of resorts in the Yucatán, which excludes the Dreams Puerto Aventuras and Capri Resort, Comparable Owned Resort EBITDA Margin for the three months ended September 30, 2022 increased 3.7 percentage points compared to the three months ended September 30, 2021.

Pacific Coast
•Owned Net Revenue for the three months ended September 30, 2022 increased $8.3 million, or 37.8%, compared to the three months ended September 30, 2021. The increase was due to the following:
•Occupancy rate increasing 11.8 percentage points compared to the three months ended September 30, 2021, driven by an increase in demand from United States and Canadian sourced guests;
•an 18.0% increase in Net Package ADR as a result of the ongoing leisure travel recovery and pricing discipline to coincide with investments in guest satisfaction at our resorts;
•continued strength in Net Non-package Revenue driven by improvements in our product offering across our resorts; and
•an incremental $8.22 favorable Net Package ADR impact compared to the three months ended September 30, 2021 as a result of the change in billing methodology of an OTA, which requires Playa to present this revenue gross of commissions under U.S. GAAP. Excluding this adjustment, Net Package ADR would have been $431.18.
Compared to the same period in 2019, Net Package ADR for the three months ended September 30, 2022 increased by $203.17, or 86.0%, driven by a significantly higher Group mix. Excluding the aforementioned adjustment for the OTA billing methodology, the increase would have been $178.44, or 75.5%.
•Owned Resort EBITDA for the three months ended September 30, 2022 increased $4.1 million, or 63.5%, compared to the three months ended September 30, 2021. The increase was a result of the on-going revenue recovery, particularly the strong Net Package ADR increases and cost control practices which partially offset occupancy-related increases in resort operating expenses, including higher food costs, compared to the three months ended September 30, 2021.
Compared to the same period in 2019, Owned Resort EBITDA for the three months ended September 30, 2022 increased by $6.0 million, or 133.9%.
•Owned Resort EBITDA Margin for the three months ended September 30, 2022 increased 5.5 percentage points to 34.7% compared to the three months ended September 30, 2021.
Compared to the same period in 2019, Owned Resort EBITDA Margin for the three months ended September 30, 2022 increased 8.9 percentage points compared to the three months ended September 30, 2021.

Dominican Republic
•Comparable Owned Net Revenue for the three months ended September 30, 2022, which excludes Hilton La Romana All-Inclusive Resort and Hyatt Ziva and Hyatt Zilara Cap Cana, increased $5.2 million, or 50.3%, compared to the three months ended September 30, 2021. The increase was due to the following:
•Comparable Occupancy rate increasing 26.1 percentage points compared to the three months ended September 30, 2021, driven by an increase in demand from European and Canadian sourced guests;
•a 4.9% increase in Net Package ADR as a result of a higher MICE group contribution to our guest mix, the ongoing leisure travel recovery, and pricing discipline to coincide with investments in guest satisfaction at our resorts, and
•continued improvement in Net Non-package Revenue driven by improvements in our product offering across our resorts.
•Comparable Owned Resort EBITDA for the three months ended September 30, 2022 increased $1.9 million, or 240.5%, compared to the three months ended September 30, 2021. The increase was a result of the on-going revenue recovery, Net Package ADR increases and cost control practices which partially offset occupancy-related increases in resort operating expenses, including higher food costs, compared to the three months ended September 30, 2021.
•Comparable Owned Resort EBITDA Margin for the three months ended September 30, 2022 increased 9.8 percentage points to 17.5% compared to the three months ended September 30, 2021.

Jamaica
•Owned Net Revenue for the three months ended September 30, 2022 increased $14.3 million, or 48.3%, compared to the three months ended September 30, 2021. The increase was due to the following:
•Occupancy rate increasing 17.8 percentage points compared to the three months ended September 30, 2021, driven by an increase in demand from United States, European, Canadian and South American sourced guests;
•a 16.2% increase in Net Package ADR as a result of a higher MICE group contribution to our guest mix, the ongoing leisure travel recovery, and pricing discipline to coincide with investments in guest satisfaction at our resorts; and
•continued strength in Net Non-package Revenue driven by improvements in our product offering across our resorts.
Compared to the same period in 2019, for our current comparable portfolio in Jamaica, which excludes the Jewel Dunn’s River Beach Resort & Spa and Jewel Runaway Bay Beach Resort & Waterpark, Comparable Net Package ADR for the three months ended September 30, 2022 increased by $83.20, or 29.5%.
•Owned Resort EBITDA for the three months ended September 30, 2022 increased $5.6 million, or 100.1%, compared to the three months ended September 30, 2021. The increase was a result of the on-going revenue recovery, particularly the strong Net Package ADR increases and cost control practices which partially offset occupancy-related increases in resort operating expenses, including higher food costs, compared to the three months ended September 30, 2021.
Compared to the same period in 2019, for our current comparable portfolio in Jamaica, which excludes the Jewel Dunn’s River Beach Resort & Spa and Jewel Runaway Bay Beach Resort & Waterpark, Comparable Owned Resort EBITDA for the three months ended September 30, 2022 increased by $3.6 million, or 48.8%.
•Owned Resort EBITDA Margin for the three months ended September 30, 2022 increased 6.6 percentage points to 25.7% compared to the three months ended September 30, 2021.
Compared to the same period in 2019, for our current comparable portfolio in Jamaica, which excludes the Jewel Dunn’s River Beach Resort & Spa and Jewel Runaway Bay Beach Resort & Waterpark, Comparable Owned Resort EBITDA Margin for the three months ended September 30, 2022 increased 3.7 percentage points compared to the three months ended September 30, 2021.

Playa Hotels & Resorts N.V.
Reportable Segment Operating Statistics - Nine Months Ended September 30, 2022 and 2021

		Occupancy				Net Package ADR			Net Package RevPAR			Owned Net Revenue			Owned Resort EBITDA			Owned Resort EBITDA Margin
Total Portfolio	Rooms	2022	2021	Pts Change		2022	2021	% Change	2022	2021	% Change	2022	2021	% Change	2022	2021	% Change	2022	2021	Pts Change
Yucatán Peninsula	2,126	74.6%	52.2%	22.4	pts	$404.05	$320.69	26.0%	$301.62	$167.54	80.0%	$204,200	$129,879	57.2%	$77,049	$37,714	104.3%	37.7%	29.0%	8.7	pts
Pacific Coast	926	71.4%	49.6%	21.8	pts	$449.66	$347.61	29.4%	$321.25	$172.36	86.4%	92,901	51,117	81.7%	36,966	13,992	164.2%	39.8%	27.4%	12.4	pts
Dominican Republic	2,644	74.2%	42.2%	32.0	pts	$295.01	$263.98	11.8%	$218.78	$111.42	96.4%	189,714	97,563	94.5%	63,138	20,859	202.7%	33.3%	21.4%	11.9	pts
Jamaica	1,428	73.1%	44.4%	28.7	pts	$377.83	$304.13	24.2%	$276.29	$135.06	104.6%	131,781	65,358	101.6%	40,567	6,924	485.9%	30.8%	10.6%	20.2	pts
Total Portfolio	7,124	73.7%	46.8%	26.9	pts	$363.88	$302.83	20.2%	$268.35	$141.66	89.4%	$618,596	$343,917	79.9%	$217,720	$79,489	173.9%	35.2%	23.1%	12.1	pts

		Occupancy				Net Package ADR			Net Package RevPAR			Owned Net Revenue			Owned Resort EBITDA			Owned Resort EBITDA Margin
Comparable Portfolio	Rooms	2022	2021	Pts Change		2022	2021	% Change	2022	2021	% Change	2022	2021	% Change	2022	2021	% Change	2022	2021	Pts Change
Yucatán Peninsula	2,126	74.6%	57.2%	17.4	pts	$404.05	$322.79	25.2%	$301.62	$184.59	63.4%	$204,198	$128,696	58.7%	$76,864	$38,956	97.3%	37.6%	30.3%	7.3	pts
Pacific Coast	926	71.4%	49.6%	21.8	pts	$449.66	$347.61	29.4%	$321.25	$172.36	86.4%	92,901	51,117	81.7%	36,966	13,992	164.2%	39.8%	27.4%	12.4	pts
Dominican Republic	1,120	79.0%	38.0%	41.0	pts	$169.15	$144.88	16.8%	$133.56	$55.03	142.7%	50,709	21,575	135.0%	11,065	(319)	3,568.7%	21.8%	(1.5)%	23.3	pts
Jamaica	1,428	73.1%	44.4%	28.7	pts	$377.83	$304.13	24.2%	$276.29	$135.06	104.6%	131,781	65,358	101.6%	40,567	6,924	485.9%	30.8%	10.6%	20.2	pts
Total Comparable Portfolio	5,600	74.6%	48.8%	25.8	pts	$354.99	$294.95	20.4%	$264.79	$144.02	83.9%	$479,589	$266,746	79.8%	$165,462	$59,553	177.8%	34.5%	22.3%	12.2	pts
Highlights

Yucatán Peninsula
•Comparable Owned Net Revenue for the nine months ended September 30, 2022 increased $75.5 million, or 58.7%, compared to the nine months ended September 30, 2021. The increase was due to the following:
•Occupancy rate increasing 17.4 percentage points compared to the nine months ended September 30, 2021, driven by an increase in demand from guests sourced across all our major geographies;
•a 25.2% increase in Comparable Net Package ADR as a result of a higher MICE group contribution to our guest mix, the ongoing leisure travel recovery, and pricing discipline to coincide with investments in guest satisfaction at our resorts;
•continued strength in Net Non-package Revenue driven by improvements in our product offering across our resorts; and
•an incremental $12.44 favorable Net Package ADR impact compared to the nine months ended September 30, 2021 as a result of the change in billing methodology of an OTA, which requires Playa to present this revenue gross of commissions under U.S. GAAP. Excluding this adjustment, Comparable Net Package ADR would have been $391.61.
Compared to the same period in 2019, for our current comparable portfolio of resorts in the Yucatán, which excludes the Dreams Puerto Aventuras and Capri Resort, Comparable Net Package ADR for the nine months ended September 30, 2022 increased by $122.38, or 43.5%. Excluding the aforementioned adjustment for the OTA billing methodology, the increase would have been $101.48, or 36.0%.
•Comparable Owned Resort EBITDA for the nine months ended September 30, 2022 increased $37.9 million, or 97.3%, compared to the nine months ended September 30, 2021. The increase was a result of the on-going revenue recovery, particularly the strong Comparable Net Package ADR increases and cost control practices which partially offset occupancy-related increases in resort operating expenses, including higher food costs, compared to the nine months ended September 30, 2021.
Compared to the same period in 2019, for our current comparable portfolio of resorts in the Yucatán, which excludes the Dreams Puerto Aventuras and Capri Resort, Comparable Owned Resort EBITDA for the nine months ended September 30, 2022 increased by $18.6 million, or 31.9%.

•Owned Resort EBITDA Margin for the nine months ended September 30, 2022 increased 7.3 percentage points to 37.6% compared to the nine months ended September 30, 2021.
Compared to the same period in 2019, for our current comparable portfolio of resorts in the Yucatán, which excludes the Dreams Puerto Aventuras and Capri Resort, Comparable Owned Resort EBITDA Margin for the nine months ended September 30, 2022 decreased 1.4 percentage points compared to the nine months ended September 30, 2021.
Pacific Coast
•Owned Net Revenue for the nine months ended September 30, 2022 increased $41.8 million, or 81.7%, compared to the nine months ended September 30, 2021. The increase was due to the following:
•Occupancy rate increasing 21.8 percentage points compared to the nine months ended September 30, 2021, driven by an increase in demand from United States and Canadian sourced guests, and group room nights which were up 10.9% versus the same period in 2019;
•a 29.4% increase in Net Package ADR as a result of a higher MICE group contribution to our guest mix, the ongoing leisure travel recovery, and pricing discipline to coincide with investments in guest satisfaction at our resorts;
•continued strength in Net Non-package Revenue driven by improvements in our product offering across our resorts; and
•an incremental $10.02 favorable Net Package ADR impact compared to the nine months ended September 30, 2021 as a result of the change in billing methodology of an OTA, which requires Playa to present this revenue gross of commissions under U.S. GAAP. Excluding this adjustment, Net Package ADR would have been $439.63.
Compared to the same period in 2019, Net Package ADR for the nine months ended September 30, 2022 increased by $156.93, or 53.6%. Excluding the aforementioned adjustment for the OTA billing methodology, the increase would have been $137.77, or 47.1%.
•Owned Resort EBITDA for the nine months ended September 30, 2022 increased $23.0 million, or 164.2%, compared to the nine months ended September 30, 2021. The increase was a result of the on-going revenue recovery, particularly the strong Net Package ADR increases and cost control practices which partially offset occupancy-related increases in resort operating expenses, including higher food costs, compared to the nine months ended September 30, 2021.
Compared to the same period in 2019, Owned Resort EBITDA for the nine months ended September 30, 2022 increased by $11.5 million, or 45.2%.
•Owned Resort EBITDA Margin for the nine months ended September 30, 2022 increased 12.4 percentage points to 39.8% compared to the nine months ended September 30, 2021.
Compared to the same period in 2019, Owned Resort EBITDA Margin for the nine months ended September 30, 2022 increased 0.7 percentage points compared to the nine months ended September 30, 2021.
Dominican Republic
•Comparable Owned Net Revenue for the nine months ended September 30, 2022, which excludes Hilton La Romana All-Inclusive Resort and Hyatt Ziva and Hyatt Zilara Cap Cana, increased $29.1 million, or 135.0%, compared to the nine months ended September 30, 2021. The increase was due to the following:
•Occupancy rate increasing 41.0 percentage points compared to the nine months ended September 30, 2021, driven by an increase in demand from European and Canadian sourced guests;
•a 16.8% increase in Net Package ADR as a result of a higher MICE group contribution to our guest mix, the ongoing leisure travel recovery, and pricing discipline to coincide with investments in guest satisfaction at our resorts; and
•continued strength in Net Non-package Revenue driven by improvements in our product offering across our resorts.

•Comparable Owned Resort EBITDA for the nine months ended September 30, 2022 increased $11.4 million, or 3568.7%, compared to the nine months ended September 30, 2021. The increase was a result of the on-going revenue recovery and Net Package ADR increases and cost control practices which partially offset occupancy-related increases in resort operating expenses, including higher food costs, compared to the nine months ended September 30, 2021.
•Comparable Owned Resort EBITDA Margin for the nine months ended September 30, 2022 increased 23.3 percentage points to 21.8% compared to the nine months ended September 30, 2021.
Jamaica
•Owned Net Revenue for the nine months ended September 30, 2022 increased $66.4 million, or 101.6%, compared to the nine months ended September 30, 2021. The increase was due to the following:
•Occupancy rate increasing 28.7 percentage points compared to the nine months ended September 30, 2021, driven by an increase in demand from United States, European, Canadian and South American sourced guests and MICE groups, and local governments easing COVID-19 related restrictions during the second quarter of 2022. The recovery in Jamaica has continued to improve but was depressed as this segment suffered the greatest impact from the Omicron variant with disrupted bookings in January as a result of more stringent COVID-19 related travel restrictions;
•a 24.2% increase in Net Package ADR as a result of a higher MICE group contribution to our guest mix, the ongoing leisure travel recovery, and pricing discipline to coincide with investments in guest satisfaction at our resorts; and
•continued strength in Net Non-package Revenue driven by improvements in our product offering across our resorts.
Compared to the same period in 2019, for our current comparable portfolio in Jamaica, which excludes the Jewel Dunn’s River Beach Resort & Spa and Jewel Runaway Bay Beach Resort & Waterpark, Comparable Net Package ADR for the nine months ended September 30, 2022 increased by $49.87, or 15.2%.
•Owned Resort EBITDA for the nine months ended September 30, 2022 increased $33.6 million, or 485.9%, compared to the nine months ended September 30, 2021. The increase was a result of the on-going revenue recovery, particularly the strong Net Package ADR increases and cost control practices which partially offset occupancy-related increases in resort operating expenses, including higher food costs, compared to the nine months ended September 30, 2021.
Compared to the same period in 2019, for our current comparable portfolio in Jamaica, which excludes the Jewel Dunn’s River Beach Resort & Spa and Jewel Runaway Bay Beach Resort & Waterpark, Comparable Owned Resort EBITDA for the nine months ended September 30, 2022 increased by $1.0 million, or 2.6%.
•Owned Resort EBITDA Margin for the nine months ended September 30, 2022 increased 20.2 percentage points to 30.8% compared to the nine months ended September 30, 2021.
Compared to the same period in 2019, for our current comparable portfolio in Jamaica, which excludes the Jewel Dunn’s River Beach Resort & Spa and Jewel Runaway Bay Beach Resort & Waterpark, Comparable Owned Resort EBITDA Margin for the nine months ended September 30, 2022 decreased 1.7 percentage points compared to the nine months ended September 30, 2021.

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